UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to Rule 14a-12

REKOR SYSTEMS, INC.

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

REKOR SYSTEMS, INC.

6721 Columbia Gateway Drive, Suite 400

Columbia, Maryland 21046

NOTICE OF RECONVENED 2026 ANNUAL MEETING OF STOCKHOLDERS AND SUPPLEMENT TO DEFINITIVE PROXY STATEMENT

Annual Meeting to Reconvene October 16, 2026

October 6, 2026

To the Stockholders of Rekor Systems, Inc.:

NOTICE IS HEREBY GIVEN that the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Rekor Systems, Inc., a Delaware corporation (the “Company” or “Rekor”), which was originally convened on May 15, 2026 and most recently reconvened and adjourned on September 11, 2026, will reconvene at 10:30 a.m. Eastern Time on Friday, October 16, 2026.

The reconvened Annual Meeting will be held in person at Rekor’s headquarters, located at 6721 Columbia Gateway Drive, Suite 400, Columbia, Maryland 21046, and virtually via live webcast at: www.virtualshareholdermeeting.com/REKR2026

Online check-in will begin at 10:15 a.m. Eastern Time.

The record date remains the close of business on March 25, 2026. The Board of Directors has not fixed a new record date for the reconvened Annual Meeting. As of the record date, 136,578,177 shares of the Company’s common stock were outstanding and entitled to vote.

The business to be considered at the reconvened Annual Meeting remains the same as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 1, 2026 (the “Proxy Statement”):

1.	the election of the six director nominees named in the Proxy Statement to serve until the 2027 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

2.	the ratification of the appointment of CBIZ CPAs P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026;

3.	the approval, on an advisory basis, of the compensation of the Company’s named executive officers; and

4.	the transaction of such other business as may properly come before the Annual Meeting or any further adjournment or postponement thereof.

Change in Quorum Requirement

On October 6, 2026, the Board of Directors amended Section 2.5 of the Company’s Amended and Restated Bylaws to provide that the presence, in person or by proxy, of holders of 40% of the shares entitled to vote at a meeting of stockholders constitutes a quorum. Prior to the amendment, the Company’s bylaws required the presence, in person or by proxy, of holders of a majority of the shares entitled to vote.

The amendment is effective immediately and applies to the reconvened Annual Meeting on October 16, 2026 and to subsequent meetings of stockholders. This represents a change from the quorum requirement described in the Proxy Statement. The amended bylaws are filed as an exhibit to the Company’s Current Report on Form 8-K dated October 6, 2026.

The Board adopted the amendment following two sessions of the Annual Meeting at which a quorum was not present. The Board determined that a 40% quorum requirement is appropriate to facilitate the orderly conduct of the Company’s stockholder meetings while continuing to require substantial stockholder participation.

No Other Changes to the Annual Meeting

No other terms of the Annual Meeting have changed.

The March 25, 2026 record date remains unchanged. The proposals to be voted upon, the Board’s voting recommendations and the voting standards applicable to each proposal remain unchanged. Abstentions and broker non-votes will continue to be counted for purposes of determining whether a quorum is present.

Proxies and voting instructions previously submitted remain valid and will be voted at the reconvened Annual Meeting unless properly revoked or changed.

Stockholders who have already voted and do not wish to change their vote do not need to take any further action. Stockholders who have not yet voted are encouraged to vote promptly by following the instructions previously provided in the Company’s proxy materials, proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials.

The Proxy Statement, this Notice and Supplement, the Company’s Current Report on Form 8-K dated October 6, 2026 and the Company’s other proxy materials are available at www.proxyvote.com, on the Investors section of www.rekor.ai, and through the SEC’s website at www.sec.gov.

Stockholders with questions about voting may contact the Company’s Corporate Secretary at (410) 762-0800.

By Order of the Board of Directors,

/s/ Robert A. Berman

Robert A. Berman

Chairman of the Board, President and

Chief Executive Officer

Columbia, Maryland

IMPORTANT ADDITIONAL INFORMATION

This Notice and Supplement constitutes additional soliciting material filed by Rekor Systems, Inc. in connection with its 2026 Annual Meeting of Stockholders, as adjourned. Rekor has filed with the Securities and Exchange Commission a definitive proxy statement and other relevant materials in connection with the Annual Meeting. Stockholders are urged to read the definitive proxy statement, this Notice and Supplement and other relevant materials because they contain important information.

Rekor, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Rekor’s stockholders in connection with the Annual Meeting. Information regarding such persons and their direct and indirect interests, by security holdings or otherwise, is set forth in the Company’s definitive proxy statement for the 2026 Annual Meeting.